UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   June 19, 2012

MAGNEGAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51883	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

150 Rainville Road
Tarpon Springs, FL 34689
 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 19, 2012, Scott Wainwright notified MagneGas Corporation (the “Company”) that he would resign from his position as a member of the board of directors of the Company (the “Board”), effective immediately.  Mr. Wainwright’s resignation was not as a result of any disagreements with us and he will continue to attend Board meetings as an observer. Additionally, Mr. Wainwright will continue in his position as President of the Company.

On June 21, 2012, the Board unanimously appointed Ermanno Santilli, Kevin Pollack, and Jacques Kerrest (the “New Directors”) as members of the Board, for a total of seven members of the Board.  Each of the New Directors will hold office until the next annual general meeting of our shareholders or until removed from office in accordance with the Company’s bylaws.

The Board has determined that each of Messrs. Pollack and Kerrest qualify as independent in accordance with the rules set forth by Section 803 of the Listing Standards for the NYSE MKT.

Ermanno P. Santilli has served as a Director since June 21, 2012 and as our Chief Executive Officer since June 15, 2012 and is the son of Dr. Santilli. From March 2010 until June 15, 2012, Mr. Santilli served as our Executive Vice President of International Relations since March 2010. Mr. Santilli was employed by Ingersoll Rand Company from March 2008 to April 2009 where he served as Vice President of Climate Control Business, Global Rail and Aftermarket. In this capacity, he oversaw a department that generated over $270 million in sales and $80 million in operating income. He managed sales, business development, product management, and warehousing and dealer development with indirect procurement, manufacturing and engineering. Mr. Santilli also drove development of new business and rail markets in Australia and India.

From March 2006 to February 2008 Mr. Santilli served as Vice-President of Climate Control Aftermarket EMEA, he led a department that generated total sale of $150 million and operating income of $50 million. He was responsible for business development, product management, warehousing, procurement, engineering and dealer development with indirect sales. From December 2003 to February 2006 Mr. Santilli served as Vice-President of Customer Relations for Climate Control EMEA. He had operational responsibility for customer satisfaction for customers with total sales aggregating over $1 billion. Mr. Santilli had direct responsibility for order management, credit and collections, warranty, business intelligence and dealer development.

Mr. Santilli’s qualifications to serve on our board of directors include his financial and management experience.

Jacques Kerrest has served as a Director since June 21, 2012. Since 2011, Mr. Kerrest has served on the board of directors of Elephant Talk Communications Corp., a NYSE-listed international provider of mobile networking software and services. Also since 2011, he has served on the board of privately-held DPC Data Inc., an aggregator of data in the municipal bond market. From 2010 to 2011, he served on the board of CKX, Inc., a media and entertainment company that was bought by Apollo Management in 2011. From 2008 to 2010, Mr. Kerrest acted as Chief Financial Officer and Chief Operating Officer of NASDAQ-listed Activeidentity, a leader in identity assurance and authentication solutions, where he helped navigate the company’s turnaround and sale. From 2004 to 2008, Mr. Kerrest was Chief Financial Officer of NASDAQ-listed Virgin Media, the second largest communications company in the U.K. where he negotiated, executed and financed a merger with the second largest U.K. cable company and helped with the acquisition of Virgin Mobile. Prior to Virgin Media, he served as Chief Financial Officer of NYSE-listed Equant, Inc., a global enterprise communications infrastructure company, and NYSE-listed Harte-Hanks, Inc., a direct marketing and publishing company. Mr. Kerrest received his M.B.A. from the American Graduate School of International Management.

Mr. Kerrest’s qualifications to serve on our board of directors include his financial and management experience, including his experience with other exchange-listed companies.

Kevin Pollack has served as a Director since June 21, 2012. Since 2007, Mr. Pollack has been a managing director at Paragon Capital, a private investment firm focused primarily on U.S.-listed companies. Since 2003, he has also served as president of Short Hills Capital, where he provides a range of advisory services to investors, asset management firms, institutions and companies. Prior to that, he worked as an investment banker at Banc of America Securities, focusing on mergers and acquisitions in the media and telecom sectors. He started his career at Sidley Austin LLP as a securities attorney focusing on mergers and acquisitions. Since 2012, Mr. Pollack has served as a member of the board of directors of Lightlake Therapeutics, a developing biopharmaceutical company aiming to build a platform of biopharmaceutical solutions to common addictions and related disorders. Mr. Pollack graduated magna cum laude from The Wharton School at the University of Pennsylvania and received a dual J.D./M.B.A. from Vanderbilt University.

Mr. Pollack’s qualifications to serve on our board of directors include his financial and management experience.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Mr. Kerrest and Mr. Pollack. Mr. Santilli is the son of Dr. Santilli, Chairman of the Board, and Carla Santilli, a member of the Board, and the sister of Luisa Ingargiola, our Chief Financial Officer and a member of the Board.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Director Agreements

Pursuant to Company policy, Mr. Santilli will not receive any additional compensation for his services provided as director, as he is the Chief Executive Officer of the Company and not an independent director.

As independent directors, Messrs. Pollack and Kerrest will be provided with the following compensation: (a) subject to the Board’s approval, the Company will issue each a total of $20,000 of restricted common stock equivalent on a quarterly basis for services rendered to the Company, with an annual issuance not to exceed $80,000; and (b) during the directorship term, the Company will reimburse the independent directors for all reasonable out-of-pocket travel expenses incurred by the director in attending any in-person meetings, provided that the director complies with the generally applicable policies, practices and procedures of the Company for submission of expense reports, receipts or similar documentation of such expenses.

Item 5.03	Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year

On June 25, 2012, we filed a Certificate of Amendment to our Certificate of Incorporation (the “Amendment”) to indicate the ten-for-one reverse split the Company recently effectuated. A copy of the Amendment is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K (this “Report”).

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On June 21, 2012, the Board approved a new Code of Business Conduct and Ethics (the “Code of Ethics”), which applies to all directors, officers and employees of the Company and its wholly owned subsidiaries. The new Code of Ethics supersedes the Company’s prior Code of Business Conduct and Ethics and covers topics such as compliance with laws, confidentiality, fair dealing, use of Company property, conflicts of interest, accuracy of financial reporting, outside employment, fundraising, human rights matters and political contributions, among others.

The foregoing description of the Code of Ethics is subject to and qualified in its entirety by reference to the full text of the Code of Ethics, a copy of which is filed as Exhibit 14.1 to this Report and is incorporated by reference into this Item 5.05.

Item 8.01	Other Events.

On June 21, 2012, the Board formed and adopted charters for three standing committees: audit committee, compensation committee, and corporate governance and nominating committee of the Board, and made the following committee appointments, each to serve until his or her successor shall be elected and qualified:

•	Audit Committee: Jacques Kerrest (Chair) and Kevin Pollack.

•	Compensation Committee: Jacques Kerrest and Kevin Pollack.

•	Nominating and Governance Committee: Luisa Ingargiola, Jacques Kerrest and Kevin Pollack.

The Board has determined that all members of each of the audit and compensation committees are independent under the current listing standards of the NYSE MKT. The corporate governance and nominating committee is made up of two independent directors and one employee director.

The Board has determined that Mr. Kerrest qualifies as an “audit committee financial expert,” as that term is defined in applicable regulations of the SEC.

Item 9.01	Financial Statements and Exhibits

Exhibits
3.1	Certificate of Incorporation, as amended March 26, 2007, February 3, 2009 and June 22, 2012.
14.1	Code of Business Conduct and Ethics of MagneGas Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNEGAS CORPORATION

Date: June 25, 2012	By:	/s/ Ermanno Santilli
Ermanno Santilli Chief Executive Officer